UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2012

CIRCLE STAR ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)
000-53868	30-0696883
(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam Street, Suite 2300
Houston, Texas, 77002
(Address of principal executive offices)  (Zip Code)

 (713) 651-0060
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Inter-Creditor Agreement

Effective February 8, 2012, Circle Star Energy Corp. (the “Company”) entered into an Inter-Creditor Agreement (the “Inter-Creditor Agreement”) with the holders of the Notes, as defined in Item 2.03 of this Form 8-K below.  The Inter-Creditor Agreement provides for, among other items, (i) the grant to the holders of the Notes of a pledge and security interest in all of the membership interests and assets of the Company’s wholly-owned subsidiary JHE Holdings, LLC, a Texas limited liability company (“JHE”), upon termination of the currently existing pledge and security interest in all of the membership interests and assets of JHE and (ii) the grant on a pro rata basis to the holders of the Notes (based on the ratio of each holder’s investment relative to the aggregate proceeds of the Note Issuance, as defined in Item 2.03 of this Form 8-K below) of a 3.5% overriding royalty interest in certain properties which may be acquired by the Company.

Amendment to JHE Note Obligations

As previously disclosed on Form 8-K, on June 16, 2011, the Company completed the acquisition of JHE from High Plains Oil, LLC, a Nevada limited liability company (“High Plains”) in consideration for, among other items, the assumption by the Company of a  Promissory Note dated January 1, 2011, in the principal amount of $7,500,000 (the “Note”), which Note was originally issued by High Plains to James H. Edsel, Nancy Edsel, and James H. Edsel, Jr. (collectively, the “Edsels”).   In connection with the acquisition of JHE, the Company entered into  (i) an Assignment and Novation Agreement, effective as of May 31, 2011 (the “Novation Agreement”), with High Plains, the Edsels and JHE, pursuant to which the Company agreed to assume all of the payment obligations of High Plains under the Note, and (ii) an Amended and Restated Membership Interest Pledge and Security Agreement, dated May 31, 2011 (the “Pledge Agreement”) with the Edsels, pursuant to which the Company pledged all of the membership interests in JHE, and granted a security interest in all of the assets of JHE, to the Edsels as security for payment of the Note.

On February 8, 2012, due to the circumstances described in Item 8.01 of this Form 8-K below, the Company entered into a First Amendment to Assignment and Novation Agreement and a First Amendment to Membership Interest Pledge and Security Agreement (collectively, the “Amendments”) pursuant to which the Company agreed to delete Section 6, and other similar provisions, from each of the Novation Agreement and Pledge Agreement which provided for, among other items, the vesting, and release from any transfer restrictions, of a corresponding portion of the Company Oil and Gas Properties, as defined in the Novation Agreement and Pledge Agreement, once at least fifty percent (50%) of the original principal amount of the Note had been paid to the Edsels and thereafter as each further payment of principal was made by the Company to the Edsels under the Note.  Except as expressly set forth in the Amendments, all of the terms and provisions of the Novation Agreement and Pledge Agreement are unchanged and remain in full force and effect.

The foregoing descriptions of the Novation Agreement and Pledge Agreement are qualified in their entirety by reference to the full-text of such agreements, copies of which are filed as Exhibits 10.2 and 10.3, respectively, to the Company’s Form 8-K filed with the SEC on June 21, 2011.

Item 2.03.  Creation of a Direct Financial Obligation

On February 8, 2012, the Company issued 10% convertible notes (the “Notes”) in the aggregate principal amount of $2,750,000 (the “Note Issuance”), subject to the terms of the Inter-Creditor Agreement described in Item 1.01 of this Form 8-K above.  The Notes accrue interest at the rate of 10% per annum on the unpaid principal balance and may be prepaid by the Company at any time without the prior written consent of the holders.  The Notes are due and payable on February 8, 2013 (the “Maturity Date”) or at the election of the applicable holder on the earlier of (i) the closing of a financing transaction by the Company for aggregate proceeds in excess of $5,000,000, which excess amount shall be applied to the principal balance of the applicable holder’s Note (based on the ratio of the principal amount of such holder’s Note relative to the aggregate principal amount of all the Notes); (ii) the sale or partial sale of JHE; (iii) the sale of all or substantially all of the assets of JHE; or (iv) an Event of Default (as defined in the Notes).  The Notes are convertible at the option of the holders into shares of common stock of the Company at the Maturity Date or upon the occurrence of one or more of the triggering events set forth in clauses (i), (ii), and (iii) above, at a conversion price of $1.50 per share.

The proceeds of the Note Issuance were used to make the December 2011 Payment, as defined in Item 8.01 of this Form 8-K below, under the Note and the balance of the proceeds of the Note Issuance will be used for other general corporate purposes.

Item 3.02.  Unregistered Sales of Equity Securities

The Notes were offered by the Company in a non-brokered private placement to non-U.S. persons outside of the United States in off-shore transactions.  The Notes were not registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the laws of any state of the United States, and are “restricted securities” (as defined in Rule 144(a)(3) of the Securities Act).  The Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Notes were placed pursuant to exclusions from the registration requirements of the Securities Act pursuant to Rule 903 thereunder, such exclusions being available based on information obtained from the private placement investors.

Item 8.01.  Other Events

Under the terms of the Note, payments of principal were due by the Company to the Edsels as follows: (i) $1,000,000 on June 1, 2011, (ii) $1,500,000 on September 1, 2011, (iii) $2,000,000 on December 31, 2011 (the “December 2011 Payment”), (iv) $1,500,000 on March 1, 2012 (the “March 2012 Payment”), and (v) $1,500,000 on June 1, 2012.  While the Company made the principal payments due under the Note to the Edsels on June 1, 2011, and September 1, 2011, the Company was unable to timely make the December 2011 Payment to the Edsels, and in consideration of a payment in the amount of $100,000 by the Company to the Edsels and pursuant to a letter agreement dated December 29, 2011, the Edsels agreed to extend the payment date for the December 2011 Payment until January 31, 2012, on which date the December 2011 Payment was due and payable.

The Company was unable to timely make the December 2011 Payment to the Edsels on January 31, 2012 and as consideration for the Edsels agreeing to (i) further extend the due date for the December 2011 Payment until February 8, 2012 and (ii) extend the due date for March 2012 Payment until April 30, 2012 (collectively, the “Modified Payment Terms”), the Company offered to pay, among other items, the sum of $2,000,000 to the Edsels as a principal payment under the Note on or before February 8, 2012 pursuant to the terms of a letter agreement dated February 8, 2012.  Concurrently therewith, and as additional consideration for the Modified Payment Terms, the Company also agreed to execute the Amendments, which are described in more detail in Item 1.01 of this Form 8-K above.

On February 8, 2012, the Company made the December 2011 Payment due to the Edsels under the Note and, consequently, the Company remains current in its payments obligations under the Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCLE STAR ENERGY CORP. (Registrant)

Dated: February 10, 2012	By: /s/ G. Jonathan Pina G. Jonathan Pina Chief Financial Officer